As filed with the Securities and Exchange Commission on December 13, 2018

Registration No. 333-111143

Registration No. 333-113654

Registration No. 333-114593

Registration No. 333-119376

Registration No. 333-126494

Registration No. 333-130809

Registration No. 333-133051

Registration No. 333-161607

Registration No. 333-171517

Registration No. 333-186332

Registration No. 333-190353

Registration No. 333-201605

Registration No. 333-201639

Registration No. 333-214513

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-111143

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-113654

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-114593

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-119376

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-126494

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-130809

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-133051

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-161607

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-171517

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-186332

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-190353

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-201605

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-201639

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-214513

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KERYX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4087132
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification Number)

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

Telephone: (617) 466-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole R. Hadas

President and Secretary

Keryx Biopharmaceuticals, Inc.

245 First Street

Cambridge, Massachusetts 02142

(617) 871-2098

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter Handrinos, Esq.

R. Scott Shean, Esq.

Daniel Rees, Esq.

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 20116

(617) 948-6000

Approximate date of commencement of proposed sale to the public:

Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

Keryx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), is filing this (i) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-111143), (ii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-113654), (iii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-114593), (iv) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-119376), (v) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 MEF (File No. 333-126494), (vi) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-130809), (vii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-133051), (viii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-161607), (ix) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-171517),(x) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 MEF (File No. 333-186332), (xi) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-190353), (xii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 ASR (File No. 333-201605), (xiii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 MEF (File No. 333-201639), and (xiv) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-214513) (collectively, the “Prior Registration Statements”).

On June 28, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Akebia Therapeutics, Inc., a Delaware corporation (“Akebia”), and Alpha Therapeutics Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Akebia (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as a wholly owned subsidiary of Akebia. The Merger became effective on December 12, 2018, pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.

Pursuant to the Merger and subject to the terms of the Merger Agreement, each share of Common Stock of the Company issued and outstanding immediately prior to the Merger (other than shares held by Akebia, shares held by Merger Sub, shares held by any subsidiaries of Akebia or the Company (other than the Merger Sub), shares held by the Company as treasury shares, or restricted shares of the Company) was cancelled and converted into the right to receive 0.37433 shares of common stock of Akebia, par value $0.00001 per share, and cash in lieu of fractional shares.

As a result of the Merger, the Company has terminated the offerings of the Company’s securities pursuant to the Prior Registration Statements. In accordance with undertakings made by the Company in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of securities that were registered for issuance that remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all of such securities of the Company registered but unsold under the Prior Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the Registration Statements on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge in the Commonwealth of Massachusetts, on December 13, 2018.

Keryx Biopharmaceuticals, Inc.
By:	/s/ Nicole R. Hadas
Name:	Nicole R. Hadas
Title:	President and Secretary (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements on Form S-3 has been signed by the following person in the capacity and on the date indicated.

Signatures	Capacity	Date

/s/ John P. Butler	Sole Director	December 13, 2018
John P. Butler